UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer IdentificationNumber)

1927 First Avenue North, Birmingham, Alabama 35203

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 4, 2008, Alabama National BanCorporation (“ANB”), Royal Bank of Canada (“RBC”) and RBC Centura Banks, Inc. (“RBC Centura”) announced that the deadline for ANB stockholders to make an election to receive cash or RBC common shares (or a combination of cash and shares), subject to proration, in connection with the pending merger (the “Merger”) between RBC Centura and ANB, has been extended from 5:00 p.m. Birmingham, Alabama Time on February 8, 2008 to 5:00 p.m. Birmingham, Alabama Time on February 14, 2008, unless further extended. If there is any further extension of the election deadline, the parties will publicly announce that extension in a press release on or before February 8, 2008. The Merger is subject to approval of banking regulatory authorities and the satisfaction of other closing conditions. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
99.1	Joint Press Release dated February 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alabama National BanCorporation

By:	/s/ John H. Holcomb, III
John H. Holcomb, III
Chairman of the Board and Chief Executive Officer

Dated: February 4, 2008

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Joint Press Release dated February 4, 2008